Exhibit 99.1

LeMaitre Q1 2018 Sales $26.0mm (+8%), EPS $0.19 (+17%)

BURLINGTON, MA, April 25, 2018 - LeMaitre Vascular, Inc. (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q1 2018 results, provided guidance, and announced a $0.07/share dividend.

Q1 2018 Results

•	Sales of $26.0mm, +8% vs. Q1 2017

•	Operating income of $4.9mm vs. $4.2mm, +16%

•	Net income of $3.9mm vs. $3.2mm, +20%

•	Earnings of $0.19 per diluted share vs. $0.16, +17%

•	EBITDA of $5.9mm vs. $5.2mm, +13%

Q1 2018 sales of $26.0mm increased 8% (+3% organic) vs. Q1 2017. Allografts, patches and valvulotomes led growth. Sales in the Americas and Europe/Middle East/Africa were up 6% and 15% respectively, while sales in Asia/Pac Rim decreased 11%.

Gross margin decreased to 71.1% in Q1 2018 from 71.9% in Q1 2017, primarily due to product mix and manufacturing inefficiencies.

Operating expenses in Q1 2018 were $13.6mm, a 3% increase vs. the year-earlier quarter. The Company ended the quarter with 94 sales reps vs. 95 at the end of Q1 2017.

George W. LeMaitre, Chairman and CEO said, “We continue to pursue 10% annual reported sales growth and 20% annual operating income growth.”

Business Outlook

	Previous Guidance (2/21/2018)	Current Guidance
Q2 2018 Sales	N/A	$26.6mm - $27.4mm (Midpoint: +5% reported, +5% organic)
Q2 2018 Gross Margin	N/A	69.0%
Q2 2018 Operating Income	N/A	$11.1mm - $11.7mm* (Midpoint: +106%)
Q2 2018 Earnings Per Share	N/A	$0.41 - $0.43 (Midpoint: +83%)
2018 Sales	$110.0mm - $111.6mm (Midpoint: +10% reported, +7% organic)	$106.0mm - $109.0mm (Midpoint: +7% reported, +6% organic)
2018 Gross Margin	71.5%	71.0%
2018 Operating Income	$25.4mm - $26.6mm (Midpoint: +23%)	$27.9mm - $30.0mm* (Midpoint: +37%)
2018 Earnings Per Share	$0.96 - $1.00 (Midpoint: +14%)	$1.05 - $1.13 (Midpoint: +27%)

* Included in operating income guidance is an estimated $5.8mm gain from the divestiture described below. This amount is subject to change based on final accounting treatment.

Divestiture of General Surgery Product Lines

On April 5, 2018, the Company divested its general surgery product lines to Symmetry Surgical, Inc. for $7.4 million. Included in the divestiture were the Reddick Cholangiogram Catheter and Reddick Saye-Screw, both used during laparoscopic cholecystectomy procedures. With this transaction complete, all of LeMaitre’s remaining 14 product lines are focused on the vascular surgeon. In 2017, these product lines accounted for $3.3 million in revenue and $2.5 million in gross profit.

Quarterly Dividend

On April 23, 2018, the Company’s Board of Directors approved a quarterly dividend of $0.07/share of common stock. The dividend will be paid June 7, 2018 to shareholders of record on May 22, 2018.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 844-239-5284 (+1 512-961-6497 for international callers), using passcode 1197775. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales percentages as “organic.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q2 2018 and 2018 sales, gross margin, operating income and earnings per share. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk of significant fluctuations in our quarterly and annual results due to numerous factors; the risk that we may not be able to maintain our recent levels of profitability; the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT: J.J. Pellegrino, CFO

LeMaitre Vascular

781-425-1691

jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	March 31, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$22,781	$19,096
Short-term marketable securities	22,613	22,564
Accounts receivable, net	14,510	15,000
Inventory and other deferred costs	21,833	21,046
Prepaid expenses and other current assets	2,271	2,605

Total current assets	84,008	80,311
Property and equipment, net	12,170	12,378
Goodwill	23,810	23,844
Other intangibles, net	7,806	8,234
Deferred tax assets	1,419	1,378
Other assets	197	178

Total assets	$129,410	$126,323

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,440	$1,543
Accrued expenses	9,118	9,770
Acquisition-related obligations	2,084	1,876

Total current liabilities	12,642	13,189
Deferred tax liabilities	2,177	2,176
Other long-term liabilities	1,121	1,188

Total liabilities	15,940	16,553
Stockholders’ equity
Common stock	208	207
Additional paid-in capital	94,040	93,127
Retained earnings	30,836	28,333
Accumulated other comprehensive loss	(2,006)	(2,289)
Treasury stock	(9,608)	(9,608)

Total stockholders’ equity	113,470	109,770

Total liabilities and stockholders’ equity	$129,410	$126,323

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended
	March 31, 2018	March 31, 2017
Net sales	$25,994	$24,139
Cost of sales	7,520	6,786

Gross profit	18,474	17,353
Operating expenses:
Sales and marketing	7,090	6,954
General and administrative	4,697	4,548
Research and development	1,825	1,658

Total operating expenses	13,612	13,160

Income from operations	4,862	4,193
Other income:
Other income (loss), net	54	46

Income before income taxes	4,916	4,239
Provision for income taxes	1,063	1,020

Net income	$3,853	$3,219

Earnings per share of common stock
Basic	$0.20	$0.17

Diluted	$0.19	$0.16

Weighted - average shares outstanding:
Basic	19,283	18,631

Diluted	20,181	19,707

Cash dividends declared per common share	$0.070	$0.055

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended
	March 31, 2018		March 31, 2017
	$	%	$	%
Net Sales by Geography
Americas	$15,860	61%	$14,980	62%
Europe/Middle East/Africa	8,755	34%	7,614	32%
Asia/Pacific Rim	1,379	5%	1,545	6%

Total Net Sales	$25,994	100%	$24,139	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended March 31, 2018
Net sales as reported	$25,994
Impact of currency exchange rate fluctuations	(1,196)
Net impact of acquisitions excluding currency	—

Adjusted net sales		$24,798
For the three months ended March 31, 2017
Net sales as reported	$24,139
Net impact of divestitures excluding currency	—

Adjusted net sales		$24,139

Adjusted net sales increase for the three months ended March 31, 2018		$659	3%

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended June 30, 2018
Net sales per guidance	$27,025
Impact of currency exchange rate fluctuations	(978)
Net impact of acquisitions excluding currency	—

Adjusted net sales		$26,047
For the three months ended June 30, 2017
Net sales as reported	$25,753
Net impact of divestitures excluding currency	(852)

Adjusted net sales		$24,901

Adjusted net sales increase for the three months ended June 30, 2018		$1,146	5%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ended December 31, 2018
Net sales per guidance	$107,450
Impact of currency exchange rate fluctuations	(2,867)
Net impact of acquisitions excluding currency	—

Adjusted net sales		$104,583
For the year ended December 31, 2017
Net sales as reported	$100,867
Net impact of divestitures excluding currency	(2,492)

Adjusted net sales		$98,375

Adjusted net sales increase for the year ended December 31, 2018		$6,208	6%

	For the three months ended
	March 31, 2018	March 31, 2017
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$3,853	$3,219
Interest (income) expense, net	(95)	(20)
Amortization and depreciation expense	1,036	979
Provision for income taxes	1,063	1,020

EBITDA	$5,857	$5,198

EBITDA percentage increase		13%